EXHIBIT 99.1

For Immediate Release: July 26, 2011

Occidental Petroleum Announces Second Quarter and Six Months of 2011 Income

●	Q2 2011 core and net income of $1.8 billion ($2.23 per diluted share)
●	Q2 2011 daily oil and gas production averaged 715,000 BOE
●	Q2 2011 daily domestic oil and gas production averaged 424,000 BOE

LOS ANGELES, July 26, 2011 -- Occidental Petroleum Corporation (NYSE:OXY) announced core income of $1.8 billion ($2.23 per diluted share) for the second quarter of 2011, compared with $1.1 billion ($1.32 per diluted share) for the second quarter of 2010.  Net income was $1.8 billion ($2.23 per diluted share) for the second quarter of 2011, compared with $1.1 billion ($1.31 per diluted share) for the second quarter of 2010.
In announcing the results, Stephen I. Chazen, President and Chief Executive Officer, said, “The second quarter 2011 net income of $1.8 billion was an increase of 17 percent over the first quarter results.  Improved earnings in all of our business segments resulted in a six month, year-to-date cash flow from operations of $5.6 billion and an annualized return on equity of 20 percent.  Our second quarter domestic oil and gas production grew 11 percent from the second quarter of the prior year to 424,000 BOE per day.”

QUARTERLY RESULTS
Oil and Gas
Oil and gas segment earnings were $2.6 billion for the second quarter of 2011, compared with $1.9 billion for the same period in 2010.  The increase in the second quarter of 2011 earnings was due mainly to higher crude oil prices.
For the second quarter of 2011, daily oil and gas production volumes averaged 715,000 barrels of oil equivalent (BOE), compared with 701,000 BOE in the second quarter of 2010.  As a result of higher year-over-year average oil prices and other factors affecting production sharing and similar contracts, production was reduced in the Middle East/North Africa and Colombia by 11,000 BOE per day, with another 1,000 BOE per day reduction at THUMS in Long Beach.
The second quarter 2011 production volume increase was a result of 42,000 BOE per day higher domestic volumes, partially offset by reduced volumes in the Middle East / North Africa.  The domestic increase was mainly from the new acquisitions in South Texas and the North Dakota Williston Basin.  The Middle East/North Africa was lower primarily due to the lack of production in Libya and price impacts on production sharing contracts, partially offset by production from Iraq coming on line in 2011 and higher volumes from the Mukhaizna field in Oman.

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Daily sales volumes remained flat at 705,000 BOE per day in the second quarter of 2011, compared with 705,000 BOE per day in the second quarter of 2010.  The 2011 sales volumes were lower than the production volumes due to the timing of liftings in Iraq, Qatar and Oman.
Second quarter realized prices improved for all products on a year-over-year basis.  The price for worldwide crude oil was $103.12 per barrel for the second quarter of 2011, compared with $74.39 per barrel for the second quarter of 2010.  The second quarter of 2011 realized oil price represents 101 percent of the average WTI price for the quarter.  Worldwide NGL prices were $57.67 per barrel in the second quarter of 2011, compared with $44.08 per barrel in the second quarter of 2010.  Domestic gas prices increased from $4.19 per MCF in the second quarter of 2010 to $4.27 per MCF for the second quarter of 2011.

Chemicals
Chemical segment earnings for the second quarter of 2011 were $253 million, compared with $108 million for the same period in 2010.  The second quarter of 2011 results reflect continued strong export sales demand and higher margins resulting from improved supply and demand balances across most products.

Midstream, Marketing and Other
Midstream segment earnings were $187 million for the second quarter of 2011, compared with $13 million for the second quarter of 2010. Higher earnings for the second quarter of 2011 were primarily due to higher margins in the marketing business and improved earnings in our pipeline businesses.

SIX-MONTH RESULTS
Year-to-date 2011 core results were over $3.4 billion ($4.19 per diluted share), compared with $2.2 billion ($2.67 per diluted share) for the same period in 2010.  Net income for the first six months of 2011 was $3.4 billion ($4.13 per diluted share), compared with $2.1 billion ($2.61 per diluted share) for the same period in 2010.

Oil and Gas
Oil and gas segment earnings were $5.1 billion for the six months of 2011, compared with $3.7 billion for the same period of 2010.  The $1.4 billion increase in the 2011 results reflected higher crude oil and NGL prices and higher sales volumes, partially offset by higher operating costs and DD&A rates.
Daily oil and gas production volumes for the six months were 723,000 BOE per day for 2011, compared with 701,000 BOE per day for the 2010 period.  Higher year-over-year average oil prices and other factors affecting our production sharing and similar contracts lowered our Middle East/North Africa, Long Beach and Colombia production by 14,000 BOE per day.

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Domestic volumes increased primarily due to new operations in South Texas and the Williston Basin, partially offset by lower gas volumes in California.  The Middle East/North Africa’s production declined due to impacts of price and other factors on production sharing contracts, lower production in Libya and planned maintenance in Dolphin.  Partially offsetting these declines were increases from the new production in Iraq and higher production in the Mukhaizna field in Oman.
Daily sales volumes were 717,000 BOE in the first six months of 2011, compared with 695,000 BOE for 2010.
Oxy's realized prices improved for crude oil and NGLs but declined for natural gas on a year-over-year basis.  Worldwide crude oil prices were $97.38 per barrel for the six months of 2011, compared with $74.24 per barrel for the six months of 2010.  Worldwide NGL prices were $55.38 per barrel for the six months of 2011, compared with $45.73 per barrel in the six months of 2010.  Domestic gas prices declined from $4.90 per MCF in the six months of 2010 to $4.24 per MCF in the six months of 2011.

Chemicals
Chemical segment earnings were $472 million for the six months of 2011, compared with $138 million for the same period in 2010.  The 2011 six-month results reflect strong export sales demand and higher margins resulting from improved supply and demand balances across most products.

Midstream, Marketing and Other
Midstream segment earnings were $301 million for the six months of 2011, compared with $107 million for the same period in 2010.  The 2011 results reflect higher margins in the marketing and trading business and improved results in the pipeline business.

About Oxy
Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Oxy is the fourth largest U.S. oil and gas company, based on equity market capitalization. Oxy's wholly owned subsidiary, OxyChem, manufactures and markets chlor-alkali products and vinyls. Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.

Forward-Looking Statements
Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects.  Factors that could cause results to differ

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materially include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; general domestic political and regulatory approval conditions; international political conditions; not successfully completing, or any material delay of, any development of new fields, expansion projects, capital expenditures, efficiency-improvement projects, acquisitions or dispositions; potential failure to achieve expected production from existing and future oil and gas development projects; exploration risks such as drilling unsuccessful wells; any general economic recession or slowdown domestically or internationally; higher-than-expected costs; potential liability for remedial actions under existing or future environmental regulations and litigation; potential liability resulting from pending or future litigation;  potential disruption or interruption of Occidental’s production or manufacturing or damage to facilities due to accidents, chemical releases, labor unrest, weather, natural disasters, political events or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates.  Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect” or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise.  Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2010 Form 10-K.

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Contacts:	Melissa E. Schoeb (media)
melissa_schoeb@oxy.com
310-443-6504
Chris Stavros (investors)
chris_stavros@oxy.com
212-603-8184
For further analysis of Occidental's quarterly performance, please visit the web site: www.oxy.com

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Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Second Quarter		Six Months
($ millions, except per-share amounts)	2011	2010	2011	2010
SEGMENT NET SALES
Oil and Gas	$4,591	$3,518	$8,958	$7,009
Chemical	1,325	1,013	2,490	1,969
Midstream, Marketing and Other	441	236	853	605
Eliminations	(184)	(164)	(402)	(364)

Net Sales	$6,173	$4,603	$11,899	$9,219

SEGMENT EARNINGS
Oil and Gas (a), (b)	$2,624	$1,867	$5,092	$3,728
Chemical	253	108	472	138
Midstream, Marketing and Other	187	13	301	107
	3,064	1,988	5,865	3,973

Unallocated Corporate Items
Interest expense, net (c)	(22)	(20)	(236)	(55)
Income taxes (d)	(1,111)	(809)	(2,165)	(1,555)
Other	(112)	(82)	(240)	(189)

Income from Continuing Operations (a)	1,819	1,077	3,224	2,174
Discontinued operations, net (e)	(2)	(14)	142	(47)

NET INCOME (a)	$1,817	$1,063	$3,366	$2,127

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$2.23	$1.32	$3.96	$2.67
Discontinued operations, net	-	(0.01)	0.18	(0.06)
	$2.23	$1.31	$4.14	$2.61

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$2.23	$1.32	$3.96	$2.67
Discontinued operations, net	-	(0.01)	0.17	(0.06)
	$2.23	$1.31	$4.13	$2.61

AVERAGE COMMON SHARES OUTSTANDING
BASIC	812.5	812.6	812.5	812.3
DILUTED	813.3	813.8	813.3	813.7

(a) Earnings and Income - Represent amounts attributable to Common Stock, after deducting non-controlling interest amounts of $12 million for the second quarter of 2010 and $36 million for the six months of 2010.

(b) Oil and Gas - The first six months of 2011 include pre-tax charges of $35 million related to exploration write-offs in Libya and $29 million related to Colombia net worth tax.   Also, included in the first six months of 2011 results is a pre-tax gain for sale of an interest in a Colombia pipeline of $22 million.

(c) Unallocated Corporate Items - Interest Expense, net - The first six months of 2011 include a pre-tax charge of $163 million related to the premium on debt extinguishment.
(d) Unallocated Corporate Items - Taxes - The first six months of 2011 include a net $21 million charge for out-of-period state income taxes.
(e) Discontinued Operations, net - The first six months of 2011 include a $144 million after-tax gain from the sale of the Argentina operations.

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Second Quarter		Six Months
($ millions)	2011	2010	2011	2010
CAPITAL EXPENDITURES	$1,633	$792	$2,958	$1,560

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$839	$798	$1,729	$1,561

Attachment 3

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	Second Quarter		Six Months
	2011	2010	2011	2010
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude Oil (MBBL)
California	78	75	77	76
Permian	132	135	132	136
Midcontinent and other	16	7	15	7
Total	226	217	224	219

NGL (MBBL)
California	15	17	15	17
Permian	40	28	38	27
Midcontinent and other	16	7	12	6
Total	71	52	65	50

Natural Gas (MMCF)
California	252	293	247	294
Permian	143	196	154	197
Midcontinent and other	366	192	347	187
Total	761	681	748	678

Latin America
Crude Oil (MBBL)
Colombia	30	32	31	33

Natural Gas (MMCF)
Bolivia	16	15	16	13

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	3	3	3	3
Dolphin	10	11	10	12
Iraq	5	-	7	-
Libya	-	14	8	14
Oman	68	60	67	58
Qatar	68	78	72	76
Yemen	23	31	28	33
Total	177	197	195	196

NGL (MBBL)
Dolphin	11	12	10	12
Libya	-	1	-	1
Total	11	13	10	13

Natural Gas (MMCF)
Bahrain	172	161	172	163
Dolphin	203	235	199	232
Oman	49	48	50	50
Total	424	444	421	445

Barrels of Oil Equivalent (MBOE)	715	701	723	701

Attachment 4

SUMMARY OF OPERATING STATISTICS - SALES

	Second Quarter		Six Months
	2011	2010	2011	2010
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Crude Oil (MBBL)	226	217	224	219
NGL (MBBL)	71	52	65	50
Natural Gas (MMCF)	761	681	748	678

Latin America
Crude Oil (MBBL)
Colombia	30	27	31	30

Natural Gas (MMCF)
Bolivia	16	15	16	13

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	3	3	3	3
Dolphin	10	11	10	11
Libya	-	22	8	13
Oman	66	58	69	57
Qatar	65	78	71	76
Yemen	23	32	28	33
Total	167	204	189	193

NGL (MBBL)
Dolphin	11	12	10	12
Libya	-	3	-	1
Total	11	15	10	13

Natural Gas (MMCF)	424	444	421	445

Barrels of Oil Equivalent (MBOE)	705	705	717	695

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

	Second Quarter
($ millions, except per-share amounts)	2011	Diluted EPS	2010	Diluted EPS
TOTAL REPORTED EARNINGS	$1,817	$2.23	$1,063	$1.31

Oil and Gas
Segment Earnings	$2,624		$1,867
Add:
No significant items affecting earnings	-		-

Segment Core Results	2,624		1,867

Chemicals
Segment Earnings	253		108
Add:
No significant items affecting earnings	-		-

Segment Core Results	253		108

Midstream, Marketing and Other
Segment Earnings	187		13
Add:
No significant items affecting earnings	-		-

Segment Core Results	187		13

Total Segment Core Results	3,064		1,988

Corporate
Corporate Results --
Non Segment *	(1,247)		(925)
Add:
Discontinued operations, net **	2		14

Corporate Core Results - Non Segment	(1,245)		(911)

TOTAL CORE RESULTS	$1,819	$2.23	$1,077	$1.32

* Interest expense, income taxes, G&A expense and other.
** Amounts shown after tax.

Attachment 6

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Six Months
($ millions, except per-share amounts)	2011	Diluted EPS	2010	Diluted EPS
TOTAL REPORTED EARNINGS	$3,366	$4.13	$2,127	$2.61

Oil and Gas
Segment Earnings	$5,092		$3,728
Add:
Libya exploration write-off	35		-
Gain on sale of Colombia pipeline interest	(22)		-
Foreign tax	29		-

Segment Core Results	5,134		3,728

Chemicals
Segment Earnings	472		138
Add:
No significant items affecting earnings	-		-

Segment Core Results	472		138

Midstream, Marketing and Other
Segment Earnings	301		107
Add:
No significant items affecting earnings	-		-

Segment Core Results	301		107

Total Segment Core Results	5,907		3,973

Corporate
Corporate Results --
Non Segment *	(2,499)		(1,846)
Add:
Premium on debt extinguishments	163		-
State income tax charge	33		-
Tax effect of pre-tax adjustments	(50)		-
Discontinued operations, net **	(142)		47

Corporate Core Results - Non Segment	(2,495)		(1,799)

TOTAL CORE RESULTS	$3,412	$4.19	$2,174	$2.67

* Interest expense, income taxes, G&A expense and other
** Amounts shown after tax.